Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Right Management Consultant's 2003 Employee Stock Purchase Plan of our reports dated February 7, 2003, with respect to the 2002 consolidated financial statements of Right Management Consultants, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002 and the related financial statement schedule therein, filed with the Securities and Exchange Commission. The consolidated financial statements and financial statement schedule of Right Management Consultants,
Inc. for the years ended December 31, 2001 and 2000, were audited by auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements in their report dated February 2, 2002, except for an explanatory paragraph describing the change in accounting for revenue recognition on January 1, 2000 pursuant to the provisions of Staff Accounting Bulletin No. 101.


                                         /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
May 22, 2003